CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made this 1st day of October 1996 between Henry E. Bose ("Consultant") and Meris
Laboratories, Inc. ("Client").

1.       Consulting Services and Period.

         1.1 Services. Client hereby retains Consultant and Consultant agrees to render to Client from time to time and at Client's written request legal services relating to Client's business as specified in Exhibit A. Subject to the Termination Provision of Paragraph 3, consultant agrees to serve as the Client's General Counsel.

         1.2      Consulting Period.  Unless sooner terminated pursuant to
                  Section 3 below, this term of this Agreement shall be the period set forth in Exhibit A (the "Consulting Period").

2.       Compensation; Expenses.

         2.1 Compensation. In consideration of the services to be rendered hereunder, Client shall pay Consultant at the rate set forth in Exhibit A for each hour of consulting services provided during the Consulting Period.

         2.2 Expenses. Client shall reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of his duties hereunder, provided that Client is notified in advance of Consultant's need to incur such expenses and such expenses are approved by Client.

         2.3 Payments. Payments shall be made upon receipt of invoice. Consultant shall submit semi-monthly invoices to Client.

3.       Termination of Consulting Period.

         This Agreement may be terminated by either party if the other party shall breach any material term or provision of this Agreement and shall fail or refuse, within thirty (30) days after receipt of written notice from the non-breaching party regarding such breach, to take such action as may be necessary to cure or remedy such breach.

4.       Proprietary Information.

         4.1      Defined.  "Proprietary  Information"  is all  proprietary  and



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                  confidential  information  of  Client  which  pertains  to the business or products of Client, or its customers, consultants or business associates, which was or is obtained by Consultant
                  from  Client.   Notwithstanding  the  foregoing,   Proprietary
                  Information shall not include: (i) information which is or becomes publicly known through lawful means; (ii) information that was rightfully in Consultant's possession or part of his general knowledge, in either case other than as an employee of Meris or as the result of such employment, prior to the Consulting Period; (iii) information which is disclosed to Consultant without confidential or proprietary restrictions by a third party; or (iv) information which is independently developed or discovered by Consultant.

         4.2 Nondisclosure of Proprietary Information. Consultant agrees to protect the confidentiality of the Proprietary Information and not publish, disclose or otherwise make the same available to any person without Client's prior written consent.

         4.3 Reports. All reports and other written information furnished by Consultant hereunder shall be the property of Client and Client shall have the unrestricted right to use the same as Client determines appropriate without obligation to a third person.

5.       Stock Options.

         As of the date hereof, Consultant holds options to purchase 45,746 shares of Client's common stock. It is the intent of the parties that as a consequence of this Agreement such options shall continue to vest under the Option Plan as if Consultant were an employee of Client through the Consulting Period.

6.       Adverse Interests.

         During the term of this Agreement, Consultant shall not enter to any agreement, or perform any work or services for another or participate in any activities which may be adverse to the interests of Client. In addition, during such period, Consultant agrees not to undertake or participate in any activity which is directly or indirectly in competition with Client or its business.

7.       Assignment; Successors and Assigns.

         Consultant shall not assign any of his obligations under this Agreement, or subcontract any work to be performed hereunder, without the prior written consent of Client. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than the parties hereto.


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8.       Notices.

         All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to Client at 2890 Zanker Road, San Jose, CA 95134 and Consultant at the address set forth in Exhibit A. Notice of change of address shall be effective only when done in accordance with this Section 8.

9.       Entire Agreement.

         The terms of this Agreement are intended by the parties to be in the final expression of their agreement with respect to the matters set forth herein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

10.      Amendments; Waivers.

         This Agreement may not be modified or amended except by an instrument in writing, signed by Consultant and Client. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

11.      Governing Law.

         The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed therein by residents thereof.

12.      Independent Contractor.

         Consultant shall operate at all times as an independent contractor of Client, and is in no way considered an employee of the Client.







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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONSULTANT                                     MERIS LABORATORIES, INC.


/S/ Henry E. Bose                              By: /s/ William Neeley, M.D.
 ...........................                    ..............................
Henry E. Bose












































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                                EXHIBIT A



1.       Consulting Services to be Provided.

         Consultant shall provide legal consulting services with respect to Client's business, including legal services with respect to ongoing litigation matters.



2.       Term.

         October 1, 1996 through September 30, 1997



3.       Consulting Fee Rate.

         $150 per hour.



4.       Address of Consultant.

         152 North Third Street, Suite 503, San Jose, CA 95112
























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